UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2026, AeroVironment, Inc. (the “Company”), as borrower, and certain subsidiaries of the Company as guarantors thereto (the “Guarantors”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), lender, letter of credit issuer, swingline lender, and each other lender from time to time party thereto, including JPMorgan Chase Bank, N.A., U.S. Bank National Association, Citizens Bank, N.A., Citibank, N.A., Royal Bank of Canada (collectively the “Existing Lenders”) and BMO Bank N.A., as a new lender (the “New Lender”), entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”). The Sixth Amendment relates to the Company’s existing Credit Agreement, dated as of February 19, 2021 (as amended and supplemented to date, the “Existing Credit Agreement”), by and among the Company, the Guarantors party thereto, the lenders from time to time party thereto, the Administrative Agent and the letter of credit issuers party thereto. The Existing Credit Agreement, as amended and restated by the Sixth Amendment, is referred to as the “Amended Credit Agreement.” Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings given to them in the Amended Credit Agreement.

On October 9, 2026, the Company entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with the Existing Lenders. The Fifth Amendment increased the letter of credit sublimit from $25 million to $150 million, added JPMorgan Chase Bank, N.A. as a letter of credit issuer and updated the related letter of credit commitments, but did not increase the aggregate revolving commitments.

The Sixth Amendment increased the aggregate revolving commitments by $100 million, from $350 million to $450 million, and reallocated the commitments among the lenders including the New Lender. The Sixth Amendment did not constitute a novation of the Existing Credit Agreement. After giving effect to the Sixth Amendment, the revolving facility includes the $150 million letter of credit sublimit established by the Fifth Amendment and a $10 million swingline sublimit, each of which is part of, and not in addition to, the revolving facility. The Sixth Amendment also provides for additional letter of credit flexibility, including bilateral letters of credit and certain cash-collateralized letters of credit for deposit obligations, in each case subject to the terms and conditions of the Amended Credit Agreement. The revolving facility continues to mature on October 4, 2029, and the obligations remain secured by substantially all assets of the Company and the Guarantors.

The Sixth Amendment amends the Existing Credit Agreement, replaces the schedule of revolving commitments and adds a new form of Letter of Credit Report exhibit to the Amended Credit Agreement. Except as expressly modified by the Sixth Amendment, the other Loan Documents remain in full force and effect, and the Loan Parties reaffirmed their guarantees and security interests.

The foregoing description of the Sixth Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Sixth Amendment as an exhibit to its quarterly report on Form 10-Q for its fiscal quarter ending October 31, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: November 4, 2026	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal Officer & Corporate Secretary

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